Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13(d)-1(k)(l) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of the limited partnership units of Brookfield Business Partners L.P.

Dated: June 30, 2016

BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ A.J. Silber
	Name:	A.J. Silber
	Title	Vice President, Legal Affairs and Corporate Secretary

PARTNERS LIMITED

By:	/s/ Derek E. Gorgi
	Name:	Derek E. Gorgi
	Title	Assistant Secretary

BROOKFIELD PRIVATE EQUITY GROUP HOLDINGS LP, by its general partner, BROOKFIELD PRIVATE EQUITY INC.

By:	/s/ Jaspreet Dehl
	Name:	Jaspreet Dehl
	Title	Senior Vice-President & Secretary

BROOKFIELD PRIVATE EQUITY DIRECT INVESTMENTS HOLDINGS LP, by its general partner, BROOKFIELD PRIVATE EQUITY INC.

By:	/s/ Jaspreet Dehl
	Name:	Jaspreet Dehl
	Title	Senior Vice-President & Secretary

BUSC FINANCE LLC

By:	/s/ Mark Srulowitz
	Name:	Mark Srulowitz
	Title	Director